UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 29, 2019

AVALON HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-14105	34-1863889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One American Way, Warren, Ohio 44484

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (330) 856-8800

(Former name and address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement

On March 29, 2019, Avalon Holdings Corporation and certain direct and indirect wholly owned subsidiaries (collectively “Avalon” or the “Company”) entered into a loan and security agreement (the “Term Loan Agreement”) with Laurel Capital Corporation which provides for a $3.0 million term loan. At closing, $24,053 of the proceeds were used to pay the related transaction costs associated with the Term Loan Agreement with the remaining proceeds deposited into a project fund account to fund costs of renovating and expanding The Avalon Inn.

The $3.0 million outstanding under the Term Loan Agreement is payable in 92 equal monthly installments of principal and interest, based on a fifteen (15) year maturity schedule commencing April 20, 2019 followed by one final balloon payment of all remaining principal, interest and fees due on the maturity date of December 20, 2026. Borrowings under the Term Loan Agreement bear interest at a fixed rate of 6.25% until the fifth anniversary date of the closing at which time the interest rate will be reset to a fixed rate equal to the greater of (a) 6.25% per annum or (b) the sum of the Index Rate on the date two (2) business days prior to the reset date plus 3.60%, provided that the applicable rate shall in no event exceed 8.50% per annum.

Avalon has the right to prepay the amount outstanding under the Term Loan Agreement, in whole or in part, at any time upon payment of the principal amount of the loan to be prepaid plus accrued unpaid interest thereon to the prepayment date, plus an applicable prepayment penalty. The prepayment penalty, expressed as a percentage of the principal of the loan being prepaid, is five percent (5%) on any prepayment in the first five years and two percent (2%) on any prepayment in the sixth, seventh or eighth year.

Borrowings are secured by a second priority mortgage lien on the land, building and improvements on the property owned by The Avalon Inn as defined in the Term Loan Agreement. The Term Loan Agreement also contains certain financial and other covenants, customary representations, warranties and events of default.

The forgoing description of the Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Loan Agreement, which is filed with this report as Exhibits 10.1, 10.2 and 10.3 and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

10.1      Loan and Security Agreement, dated as of March 29, 2019 between Avalon Holdings Corporation and certain wholly owned subsidiaries, as borrowers, and Laurel Capital Corporation, as lender.

10.2     Mortgage Note, dated as of March 29, 2019 between Avalon Holdings Corporation and certain wholly owned subsidiaries, as borrowers, and Laurel Capital Corporation, as lender.

10.3      Open-End Mortgage, Assignment of Leases, Security Agreement and Fixture Filing, dated March 27, 2019 and effective as of March 29, 2019 between Avalon Resort and Spa, LLC., as mortgagor, and Laurel Capital Corporation, as mortgagee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON HOLDINGS CORPORATION
(Registrant)

DATED: March 29, 2019		/s/ Bryan P. Saksa
	By:	Bryan P. Saksa Chief Financial Officer and Treasurer